CERTIFICATION

Raymond J. Lucia, Jr., President, and Stephanie Pimentel, Treasurer of The Multi-Strategy Growth & Income Fund (the “Registrant”), each certify to the best of his knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2012 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President

Treasurer

The Multi-Strategy Growth & Income Fund

The Multi-Strategy Growth & Income Fund

 /s/ Raymond J. Lucia, Jr.

/s/ Stephanie Pimentel

Raymond J. Lucia, Jr.

Stephanie Pimentel

Date:

11/09/12

Date:

11/09/12

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the The Multi-Strategy Growth & Income Fund and will be retained by the The Multi-Strategy Growth & Income Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.